SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LANDAUER INC.

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY INCOME FUND
                                 1/31/97            2,000-           22.0743
                                 1/15/97            2,000-           22.4805
          GAMCO INVESTORS, INC.
                                 2/03/97            4,000-           22.1250
                                 1/28/97            2,000-           22.1250
                                 1/23/97            1,000-           22.7500
                                 1/13/97              500            22.5000
                                12/16/96           28,000-             *DO


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.